Exhibit 99.1

Harleysville Group Inc. Reports Third Quarter 2010 Results

Third quarter highlights:

  Operating income of $0.76 per share impacted by $0.09 per share of catastrophe losses
  Operating return on equity1 of 10.3 percent for the trailing 12 months
  Statutory combined ratio2 of 99.9 percent; includes 1.7 points of catastrophe losses
  Book value of $30.71 per share; up 11 percent from a year ago
  Special dividend of $1.44 per share announced, in addition to regular quarterly dividend of $0.36 per share

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--November 1, 2010--Harleysville Group Inc. (NASDAQ: HGIC) today reported diluted operating income of $0.76 per share for the third quarter of 2010, compared to $0.83 per share in the third quarter of 2009. Catastrophe losses incurred during the third quarter of 2010 reduced operating income by $0.09 per share after taxes, compared to catastrophe losses of $0.02 per share in the third quarter of 2009. For the nine-month periods, the company reported diluted operating income of $1.64 per share in 2010 and $2.17 per share in 2009. Catastrophe losses incurred during the first nine months of 2010 reduced operating income by $0.76 per share after taxes, compared to catastrophe losses of $0.14 per share in the first nine months of 2009. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“I’m pleased to say that our focus on the basics of our business has produced another strong quarterly performance for Harleysville Group. Excluding the impact of catastrophe losses, our operating earnings were comparable to a year ago and our statutory combined ratio was slightly better than last year—all of which indicate that we continue to perform well in the fundamental areas of our business, which include maintaining our underwriting discipline in a competitive market,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “We also continue to be encouraged by the fact that our premium volume is increasing in a targeted way. Specifically, we have been successful in executing our strategy to grow our small commercial and personal lines business, where we think pricing is stronger than in commercial middle-market business. This growth is due in large part to new technology that continues to make it easier for our agents to do business with us.

“Our balance sheet remains very strong, while our balanced capital management strategy continues to differentiate us from many of our competitors,” Browne continued. “As we also announced today, we are paying a special cash dividend of $1.44 per share—which represents the amount of our current annualized dividend—in addition to our regular quarterly cash dividend of $0.36 per share. With limited opportunities to reinvest cash in our investment portfolios due to historically low interest rates, we feel it is appropriate to distribute some of our excess capital to our shareholders. This special dividend is another example of our commitment to managing capital efficiently. All told, we have returned $327 million of our capital to our shareholders since June 2007 via dividends and the six stock repurchase programs that have amounted to 20 percent of our outstanding shares. Our ability to continue increasing our dividend and buying back shares reflects our financial strength, which is evidenced by a high-quality investment portfolio, a strong capital base and reserve position, a debt-to-capital ratio of 15 percent1, and a premium-to-surplus ratio of 1.3 to 1. This solid foundation positions us to continue to be a strong and stable market for our agents’ best business.”

The company reported diluted net income of $0.76 per share in the third quarter of 2010, compared to $0.88 per share in the third quarter of 2009. There were no realized investment gains after tax in the third quarter of 2010, compared to after-tax investment gains of $0.05 per share in 2009. For the nine-month periods, diluted net income was $1.65 per share in 2010 and $2.20 per share in 2009. For the nine months, the company reported after-tax investment gains of $0.01 per share in 2010, compared to after-tax investment gains of $0.03 per share in 2009.

The company’s third quarter net written premiums increased 6.7 percent to $215.9 million in 2010, compared to $202.3 million in the same period in 2009. Net written premiums through nine months were up 3.4 percent to $663.0 million in 2010, compared to $641.4 million in 2009.

Harleysville Group’s overall statutory combined ratio was 99.9 percent in the third quarter of 2010, compared to 98.9 percent in the third quarter of 2009. The company had 1.7 points of catastrophe losses in the third quarter of 2010, compared to 0.4 points in 2009. For the nine months, the statutory combined ratio was 102.9 percent in 2010, versus 100.1 percent in 2009. Catastrophe losses added 5.1 points to the nine-month result in 2010 and 1.0 points in 2009.

Third quarter pretax investment income decreased 3.7 percent to $25.3 million, while after-tax investment income was down 1.2 percent in the third quarter to $19.7 million. For the nine months, pretax investment income declined 2.6 percent to $77.0 million, while after-tax investment income was up 1.0 percent to $60.0 million.

Operating cash flow for the nine months of 2010 was $69.1 million, compared to $61.3 million in the nine months of 2009.

Commercial lines Net written premiums in commercial lines increased 4.2 percent to $160.8 million in the third quarter of 2010. For the nine months, net written premiums were up 0.5 percent to $511.8 million in 2010. The commercial lines statutory combined ratio was 100.9 percent in the third quarter of 2010, versus 100.1 percent in the third quarter of 2009. For the nine months, the statutory combined ratio was 102.3 percent in 2010, compared to 100.9 percent in 2009.

Personal lines Net written premiums in personal lines were up 14.7 percent to $55.1 million in the third quarter of 2010. For the nine months, net written premiums grew 14.3 percent to $151.2 million in 2010. Harleysville Group’s personal lines statutory combined ratio was 97.2 percent in the third quarter of 2010, versus 95.7 percent during the third quarter of 2009. For the nine months, the statutory combined ratio was 105.4 percent in 2010, compared to 97.1 percent in 2009.

Outlook “I am confident that we are very well positioned as we manage through these difficult economic times,” Browne said. “Looking ahead, we will remain focused on the basics of our business—underwriting, claims, service and productivity—in order to retain our best business and generate responsible, profitable growth despite the challenging insurance marketplace. That said, we will not compromise our underwriting quality in order to chase a near-term growth goal. Rather, we will continue to work closely with our agency partners to remain disciplined—despite the current market conditions—as we focus on our goal of producing results that will continue to differentiate us favorably from our competition. We are well positioned for profitable growth, and we have plenty of capital to fund the right acquisition or other growth opportunities.”

Webcast The company will host a live webcast on Tuesday, November 2, 2010, at 8 a.m. (ET) to discuss its third quarter results. The webcast and a replay will be available from the Investors section of the company’s website (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading super-regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 70 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville is ranked #21 in the most recent InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been included on the list in each of the last five years. Harleysville Mutual Insurance Company owns approximately 54 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was recognized with a 2010 Mergent Dividend Achiever Award for its long-term history of dividend increases. Further information can be found on the company’s website at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; reduced economic activity; the insurance product pricing environment; changes in applicable law and accounting standards; government regulation and changes therein that may impede the ability to charge adequate rates or to do business; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 Excludes the effects of ASC 320.

2 Statutory combined ratio is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended September 30		Nine months ended September 30
(in thousands, except per share data)	2010	2009	2010	2009
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.76	$0.83	$1.64	$2.17
Realized investment gains, net of income taxes		0.05	0.01	0.03
Net income	$0.76	$0.88	$1.65	$2.20
Cash dividends per common share	$0.36	$0.325	$1.01	$0.925

FINANCIAL CONDITION		September 30, 2010		December 31, 2009
Assets		$3,340,065		$3,301,986
Shareholders' equity		$827,358		$772,628
Per common share		$30.71		$27.98

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended September 30		Nine months ended September 30
(in thousands, except per share data)	2010	2009	2010	2009
REVENUES:
Premiums earned	$220,235	$212,591	$642,806	$645,403
Investment income, net of investment expense	25,323	26,299	77,020	79,052
Realized investment gains		2,440	526	1,399
Other income	4,241	2,962	11,910	9,793
Total revenues	249,799	244,292	732,262	735,647
LOSSES AND EXPENSES:
Losses and loss settlement expenses	144,567	132,635	439,855	418,114
Amortization of deferred policy acquisition costs	56,177	53,835	163,779	161,714
Other underwriting expenses	20,967	21,625	64,348	64,418
Interest expense	1,517	1,516	4,547	4,702
Other expenses	841	972	3,063	3,139
Total expenses	224,069	210,583	675,592	652,087
Income before income taxes	25,730	33,709	56,670	83,560
Income taxes	4,901	8,985	10,737	21,415
Net income	$20,829	$24,724	$45,933	$62,145
Weighted average number of shares outstanding:
Basic	27,397,201	27,764,870	27,613,629	28,017,293
Diluted	27,554,230	27,942,458	27,802,502	28,186,653
Per common share:
Basic earnings	$0.76	$0.89	$1.66	$2.22

Diluted earnings	$0.76	$0.88	$1.65	$2.20

RECONCILIATION TO OPERATING INCOME:
Net income	$20,829	$24,724	$45,933	$62,145
Less realized investment gains, net of income taxes		1,587	342	910
Operating income	$20,829	$23,137	$45,591	$61,235

These financial figures are unaudited.

*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	September 30, 2010*	December 31, 2009
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $172,541 and $213,838)	$161,684	$204,284
Available for sale, at fair value (amortized cost $2,120,876 and $2,036,993)	2,285,438	2,130,179
Equity securities, at fair value (cost $164,245 and $137,150)	220,426	186,395
Short-term investments, at cost, which approximates fair value	61,745	116,476
Other invested assets, at cost, which approximates fair value		2,480
Total investments	2,729,293	2,639,814
Cash	36	126
Premiums in course of collection	133,193	141,486
Reinsurance receivable	222,221	226,781
Accrued investment income	25,979	26,058
Deferred policy acquisition costs	115,137	111,649
Prepaid reinsurance premiums	52,154	48,314
Property and equipment, net	13,259	13,579
Deferred income taxes		21,429
Due from affiliate	2,048
Other assets	46,745	72,750
Total assets	$3,340,065	$3,301,986
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,787,269	$1,782,292
Unearned premiums	508,503	484,510
Accounts payable and accrued expenses	92,296	130,780
Deferred income taxes	6,139
Due to affiliate		13,276
Debt	118,500	118,500
Total liabilities	2,512,707	2,529,358
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,886,318 and 34,583,182 shares; outstanding 26,943,325 and 27,615,120 shares	34,886	34,583
Additional paid-in capital	260,352	245,636
Accumulated other comprehensive income	114,754	62,276
Retained earnings	658,687	640,593
Treasury stock, at cost, 7,942,993 and 6,968,062 shares	(241,321)	(210,460)
Total shareholders' equity	827,358	772,628
Total liabilities and shareholders' equity	$3,340,065	$3,301,986

*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended September 30		Nine months ended September 30
(dollars in thousands)	2010	2009	2010	2009
Net premiums written*	$215,903	$202,333	$662,959	$641,371
Statutory surplus*			$664,225	$649,955

Pretax investment income	$25,323	$26,299	$77,020	$79,052
Related federal income taxes	5,607	6,350	17,069	19,712
After-tax investment income	$19,716	$19,949	$59,951	$59,340

SEGMENT INFORMATION
	Quarter ended September 30		Nine months ended September 30
(dollars in thousands)	2010	2009	2010	2009
Revenues:
Premiums earned:
Commercial lines	$171,725	$170,098	$503,668	$521,228
Personal lines	48,510	42,493	139,138	124,175
Total premiums earned	220,235	212,591	642,806	645,403
Net investment income	25,323	26,299	77,020	79,052
Realized investment gains		2,440	526	1,399
Other	4,241	2,962	11,910	9,793
Total revenues	$249,799	$244,292	$732,262	$735,647

Income before income taxes:
Underwriting gain (loss):
Commercial lines	$2,357	$5,907	($14,613)	($371)
Personal lines	(589)	132	(11,246)	1,144
SAP underwriting gain (loss)	1,768	6,039	(25,859)	773
GAAP adjustments	(3,244)	(1,543)	683	384
GAAP underwriting gain (loss)	(1,476)	4,496	(25,176)	1,157
Net investment income	25,323	26,299	77,020	79,052
Realized investment gains		2,440	526	1,399
Other	1,883	474	4,300	1,952
Income before income taxes	$25,730	$33,709	$56,670	$83,560

Income taxes on net investment income	$5,607	$6,350	$17,069	$19,712
Income tax benefits on remaining gains (losses)	(706)	2,635	(6,332)	1,703
Total income taxes	$4,901	$8,985	$10,737	$21,415

Effective tax rate on:
Net investment income	22.1%	24.1%	22.2%	24.9%
Income	19.0%	26.7%	18.9%	25.6%

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended September 30			Nine months ended September 30
(dollars in thousands)	2010	2009	Percentage Change	2010	2009	Percentage Change

Net premiums written:
Commercial:
Automobile	$43,650	$42,937	1.7%	$134,718	$137,038	-1.7%
Workers' compensation	18,371	17,679	3.9%	58,550	62,886	-6.9%
Commercial multi-peril	77,550	73,566	5.4%	254,139	245,844	3.4%
Other commercial	21,193	20,072	5.6%	64,369	63,371	1.6%

Total commercial	$160,764	$154,254	4.2%	$511,776	$509,139	0.5%

Personal:
Automobile	$27,215	$22,685	20.0%	$75,938	$63,391	19.8%
Homeowners	24,480	22,169	10.4%	65,383	59,751	9.4%
Other personal	3,444	3,225	6.8%	9,862	9,090	8.5%

Total personal	$55,139	$48,079	14.7%	$151,183	$132,232	14.3%

Total personal and commercial	$215,903	$202,333	6.7%	$662,959	$641,371	3.4%

Statutory combined ratios:
Commercial:
Automobile	104.0%	93.2%		100.2%	90.6%
Workers' compensation	105.1%	104.2%		107.8%	108.1%
Commercial multi-peril	102.4%	103.5%		106.1%	105.1%
Other commercial	84.8%	97.7%		87.8%	99.6%

Total commercial	100.9%	100.1%		102.3%	100.9%

Personal:
Automobile	104.1%	96.9%		104.9%	102.4%
Homeowners	94.9%	97.8%		113.2%	95.0%
Other personal	60.0%	73.3%		58.8%	75.1%

Total personal	97.2%	95.7%		105.4%	97.1%

Total personal and commercial statutory combined ratio	99.9%	98.9%		102.9%	100.1%

GAAP combined ratios:
Commercial	101.0%	98.2%		103.2%	100.4%
Personal	99.7%	96.7%		106.7%	97.6%

Total personal and commercial GAAP combined ratio	100.7%	97.9%		103.9%	99.8%

GAAP losses paid	$146,667	$146,743		$431,784	$416,937

Net catastrophe losses incurred	$3,699	$946		$32,699	$6,244

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215.256.5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215.256.5288
rbuckwalter@harleysvillegroup.com